Exhibit 99.1

For Release: January 19, 2006
Contact: Lisa Razo
(802) 865-1838

Merchants Bancshares, Inc. Announces Earnings Release Calendar, Increases Dividend

SOUTH BURLINGTON, VT - Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, announced today that its Board of Directors declared a dividend of 28 cents per share payable February 16, 2006, to shareholders of record as of February 2, 2006. Merchants plans to release earnings on or about January 25, 2006.

Mr. Joseph Boutin, President and Chief Executive Officer, and Ms. Janet Spitler, Chief Financial Officer, will host a conference call to discuss these earnings results at 9:00 a.m. Eastern Time on Friday, January 27, 2006. Interested parties may participate in the conference call by dialing (800) 230-1085; the title of the call is Earnings Release Conference Call for Merchants Bancshares, Inc. Participants are asked to call a few minutes prior to register. A replay will be available until noon on February 3, 2006. The U.S. replay dial-in number is (800) 475-6701. The international replay number is (320) 365-3844. The replay access code for both replay numbers is 806410.

The mission of Merchants Bank is to provide best-in-class community banking services in the state of Vermont. This commitment is fulfilled through a community, branch-based system that includes 35 bank offices throughout Vermont, employees dedicated to quality customer service, and innovative banking products such as Free Checking for Life® checking accounts, MoneyLYNX® money market accounts, and CommerceLYNX® business banking products. Merchants Bank also includes a trust and investment division, known as Merchants Trust Company, serving individuals and institutions. For more information about Merchants Bank visit our website at www.mbvt.com. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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